POWER OF ATTORNEY

Each Trustee of the Edward Jones Money Market Fund (hereafter the “Fund”), whose signatures appear below, does hereby constitute and appoint Colleen Dean, Evan Posner, Aaron Masek and Alan Herzog, each an officer of the Fund, each individually with power of substitution or resubstitution, his or her true and lawful attorneys in fact and agents (each, an “Attorney-in- Fact”) with the power and authority to do any and all acts and things and to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable in furtherance of the business and affairs of the Fund and relating to compliance by the Fund with the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (hereafter the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission (hereafter the “SEC”) in respect thereof, filing by the Fund of any and all Registration Statements on Form N-14 or Form N-lA pursuant to the Acts and any amendments thereto, including applications for exemptive order rulings (together “SEC filings”), signing in the name and on behalf of the undersigned as a Trustee of the Fund any and all such SEC filings, and the undersigned does hereby ratify and confirm all that said Attorneys-in-Fact shall do or cause to be done by virtue thereof.

By signing this Power of Attorney, each Trustee hereby revokes and rescinds any earlier Power of Attorney signed by such Trustee in connection with his or her role as a Trustee of the Fund. This Power of Attorney shall be revocable at any time by a writing signed by the undersigned and shall terminate automatically with respect to any Attorney-in-Fact named above if such Attorney-in-Fact ceases to be an officer of the Fund and with respect to all Attorneys-in- Fact named above if the undersigned ceases to be a Trustee of the Fund.

Effective Date: June 21, 2022

(unless otherwise noted)

/s/ Jean Carter	/s/ Michelle Keeley
Jean Carter	Michelle Keeley

/s/ William Fiala	/s/ Maureen Leary-Jago
William Fiala	Maureen Leary-Jago

/s/ Craig Griffith	/s/ Merry Mosbacher
Craig Griffith	Merry Mosbacher

s/ Lena Haas	/s/ Heidi Stam
Lena Haas	Heidi Stam

/s/ Timothy Jacoby	/s/ David Sylvester
Timothy Jacoby	David Sylvester

/s/ John Tesoro
John Tesoro